Exhibit 4.2
SUPPLEMENTAL INDENTURE NO. 2
(USCC Master Note Trust)

This SUPPLEMENTAL INDENTURE NO. 2, dated as of October 23, 2020 (this “Supplemental Indenture”), by and among USCC MASTER NOTE TRUST, a Delaware statutory trust (together with its permitted successors and assigns, the “Issuer”), USCC SERVICES, LLC, a Delaware limited liability company, as servicer (in such capacity, the “Servicer”), and U.S. BANK NATIONAL ASSOCIATION, a national banking association, as indenture trustee (herein, together with its successors in the trusts under the Indenture, called the “Indenture Trustee”) supplements and amends the Master Indenture dated as of December 20, 2017, as amended by Supplemental Indenture No. 1, dated as of November 30, 2018, and as further amended by Omnibus Amendment No. 1 to Master Indenture, Series 2017-VFN Indenture Supplement, Note Purchase Agreement, Receivables Purchase Agreement and Transfer and Servicing Agreement (“Omnibus Amendment No. 1”), dated as of September 30, 2019 (as amended, the “Master Indenture”), among the Issuer, the Servicer and the Indenture Trustee and agreed and accepted (with respect to Section 6.7(c) of the Indenture) by United States Cellular Corporation, and as supplemented by the Amended and Restated Series 2017-VFN Indenture Supplement, dated as of the date hereof (as amended, the “Series Supplement”), among the Issuer, the Servicer and the Indenture Trustee (the Master Indenture, together with the Series Supplement, as may be further amended from time to time, the “Indenture”). Terms used herein but not defined herein shall have the meaning assigned thereto in the Indenture.
Recitals
WHEREAS, pursuant to Section 10.2 of the Indenture, the Issuer and the Indenture Trustee are authorized to enter into supplemental indentures to the Indenture from time to time with the consent of the Holders of more than 50% of the Outstanding Amount of the Notes of each adversely affected Series or Class, as applicable, of Notes Outstanding, by an Act, made in the manner set forth in Section 12.3 of the Indenture, of such Holders delivered to the Issuer, the Servicer and the Indenture Trustee (the “Requisite Amendment Consent”) as more fully set forth in Section 10.2 of the Indenture, and no such adversely affected Series or Class is rated by a Rating Agency;
WHEREAS, the Issuer has requested that certain terms included in Annex A to the Master Indenture be amended as described herein;
WHEREAS, the Issuer has delivered to the Indenture Trustee an Issuer Order, dated as of the date hereof (the “Related Issuer Order”), authorizing such amendment, as required by Section 10.2 of the Indenture;
WHEREAS, the Issuer has delivered to the Indenture Trustee (with the consent of all Noteholders (the “Requisite Certificate Consent” and, together with the Requisite Amendment Consent, the “Requisite Consent”)) an Officer’s Certificate of the Administrator, upon which the Indenture Trustee may conclusively rely, stating that this Supplemental Indenture is permitted by the Indenture and the other Transaction Documents, as applicable, and that all conditions precedent to this Supplemental Indenture have been satisfied or waived, as required by Section 10.3 of the Indenture;
WHEREAS, the Issuer has solicited the Requisite Consent from the Noteholders; and
WHEREAS, the undersigned Holders are the only Holders of Notes currently Outstanding under the Indenture, which Notes were issued pursuant to the Indenture.
    NOW, THEREFORE, the parties agree as follows:
1.Amendments to Indenture. Annex A of the Master Indenture is hereby amended as follows:
1.1.    The definition of “Eligible Receivable” is hereby amended by deleting clauses (c), (k) and (x) contained therein, and by inserting the following new clauses (c), (k) and (x) in their place, respectively:
“(c)    it has an Obligor that is not identified by the applicable Originator or the Seller in its computer files as being the subject of an Insolvency Event and that (i) in the case of natural Persons, has provided, as his or her most recent billing address, an address located in the United States or a military address or (ii) in the case of all other Obligors, the appropriate point of contact for such Obligor has provided, as the most recent address of such Obligor, an address located in the United States;”
“(k)    (i) for a Receivable relating to a Contract with a new Obligor and any Receivable with less than or equal to twelve (12) months of tenure (i.e., the tenure of the Obligor’s relationship with USCC at the inception of the Contract or at the time, if any, the related Receivable becomes a Change of Responsibility Receivable, is less than or equal to twelve (12) months), both of the following have occurred: (A) fourteen (14) days have passed since the date of execution of such Contract, and (B) the first Scheduled Payment is made with respect to the related Contract, and (ii) for a Receivable relating to any Contract other than as described in clause (i) above, at least fourteen (14) days have passed since the date of execution of such Contract;”

“(x)    it (i) relates solely to the purchase of a device, (ii) does not have an outstanding balance exceeding $2,000, and (iii) relates to a Contract which has not been extended, rewritten, or otherwise modified from the original terms except in accordance with the Transaction Documents;”
1.2.     Clause (y) of the definition of “Eligible Receivable” is hereby amended by deleting reference to “.” contained in therein and replacing it with “; and”.
1.3.     The definition of “Eligible Receivable” is hereby further amended by adding new clause (z) immediately following clause (y) thereof:
“(z)    if the Receivable is in respect of a business account, such Receivable is indicated as “Business / Sole Ownership” in the computer files of the applicable Originator or the Seller, as the case may be.”
2.Effectiveness. This Supplemental Indenture shall become effective as of October 23, 2020, upon (a) receipt by the Issuer, the Servicer and the Indenture Trustee of evidence of the Requisite Consent as evidenced by the execution by each Holder of the Series 2017-VFN Notes of a counterpart of this Supplemental Indenture, (b) receipt by each party hereto of counterparts of this Supplemental Indenture, duly executed by each of the parties hereto, (c) receipt by the Indenture Trustee of the Related Issuer Order, and (d) receipt by the Indenture Trustee of the Officer’s Certificate of the Administrator required by Section 10.3 of the Indenture.

3.Execution in Counterparts, Etc. This Supplemental Indenture may be executed in counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same instrument. The words “execution,” signed,” “signature,” and words of like import in this Supplemental Indenture or in any other certificate, agreement or document related to this Supplemental Indenture or the other Transaction Documents shall include images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf”, “tif” or “jpg”) and other electronic signatures (including, without limitation, DocuSign and AdobeSign). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.

4.Indenture in Full Force and Effect. Except as amended by this Supplemental Indenture, all of the provisions of the Indenture and all of the provisions of all other documentation required to be delivered with respect thereto shall remain in full force and effect from and after the date hereof.

5.References to Indenture. From and after the date hereof, (a) all references in the Indenture to “this Indenture,” “hereof,” “herein,” or similar terms and (b) all references to the Indenture in each agreement, instrument and other document executed or delivered in connection with the Indenture, shall mean and refer to the Indenture, as amended by this Supplemental Indenture.

6.Further Assurances. The parties hereto agree to execute and deliver any and all further agreements, certificates and other documents reasonably necessary to implement the provisions of this Supplemental Indenture.

7.Consent; Waiver; Direction.
(i)     Royal Bank of Canada hereby certifies that it is the Holder of 50% of the Outstanding Amount of the Series 2017-VFN Notes. The Toronto-Dominion Bank hereby certifies that it is the Holder of 50% of the Outstanding Amount of the Series 2017-VFN Notes. By its execution hereof each of the Noteholders (which Noteholders constitute, in the aggregate, 100% of the Holders of the Outstanding Notes) (a) acknowledges its receipt of notice of the contents of this Supplemental Indenture, (b) consents to the amendments contained herein, consents to the delivery of the Officer’s Certificate of the Administrator (which certificate shall not be required to contain the statements outlined in Section 12.1(a) of the Master Indenture), (c) hereby waives the requirement under Section 10.2 of the Master Indenture for further written notice setting forth in general terms the substance of this Supplemental Indenture, (d) directs the Indenture Trustee to consent to and execute this Supplemental Indenture, without receiving the Officer’s Certificates and Opinions of Counsel deliverable in connection with this Supplemental Indenture under the Master Indenture or any other Transaction Document, and (e) hereby agrees to hold the Indenture Trustee harmless against any and all losses and liabilities, damages, claims, actions, suits, or out-of-pocket expenses or costs (including attorney’s fees and other legal expenses) incurred or arising out of or in connection with the actions set forth above taken by the Indenture Trustee pursuant to this authorization and direction.

8.Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW, WHICH SHALL APPLY HERETO).

9.Concerning the Owner Trustee.
(i)     It is expressly understood and agreed by the parties hereto that (a) this Supplemental Indenture is executed and delivered by Wilmington Trust, National Association, not individually or personally but solely as owner trustee of the Issuer, in the exercise of the powers and authority conferred and vested in it, (b) each of the representations, undertakings and agreements herein made on the part of the Issuer is made and intended not as personal representations, undertakings and agreements by Wilmington Trust, National Association but is made and intended for the purpose of binding only the Issuer, (c) nothing herein contained shall be construed as creating any liability on Wilmington Trust, National Association, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto, (d) Wilmington Trust, National Association has made no investigation as to the accuracy or completeness of any representations or warranties made by the Issuer in this Supplemental Indenture, and (e) under no circumstances shall Wilmington Trust, National Association be personally liable for the payment of any indebtedness or expenses of the Issuer or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Issuer under this Supplemental Indenture.

(ii)     The Transferor, as Equity Certificateholder, hereby authorizes, empowers and directs the Owner Trustee, in the name and on behalf of the Issuer, to execute and deliver this Amendment and each other document, instrument or writing (including, without limitation, any Issuer Order) as may be necessary or convenient in connection with the transactions contemplated hereby. The Transferor, as Equity Certificateholder, hereby waives any notice in connection with the foregoing and hereby certifies and confirms that (x) it is the sole Equity Certificateholder, (y) the foregoing direction and actions are necessary, suitable, or convenient in connection with the matters described in Section 2.03 of the Trust Agreement, and do not violate or conflict with, are not contrary to, are contemplated and authorized by, and are consistent and in accordance and compliance with the Trust Agreement, the Note Purchase Agreement and the Transaction Documents and the obligations of the Issuer and the Owner Trustee under the Trust Agreement, the Note Purchase Agreement and the Transaction Documents, and (z) the foregoing direction and the execution and delivery of such documents are covered by the indemnifications provided under the Trust Agreement.

[Signature Page Follows]

    IN WITNESS WHEREOF, the parties have caused this Supplemental Indenture No. 2 to be executed by their respective officers thereunto duly authorized, as of the date first above written.

USCC MASTER NOTE TRUST, as Issuer

By: Wilmington Trust, National Association, not in its individual capacity, but solely as Owner Trustee on behalf of USCC Master Note Trust,

By:	/s/ Rachel L. Simpson
Name:	Rachel L. Simpson
Title:	Vice President
[Signature Page to Supplemental Indenture No. 2 to Indenture]

USCC SERVICES, LLC, as Servicer

By:	/s/ John M. Toomey
Name:	John M. Toomey
Title:	Authorized Person

USCC RECEIVABLES FUNDING LLC, as Transferor and as Equity Certificateholder

By:	/s/ Douglas W. Chambers
Name:	Douglas W. Chambers
Title:	Vice President and Treasurer
[Signature Page to Supplemental Indenture No. 2 to Indenture]

U.S. BANK NATIONAL ASSOCIATION, as Indenture Trustee

By:	/s/ Brian W. Kozack
Name:	Brian W. Kozack
Title:	Vice President
[Signature Page to Supplemental Indenture No. 2 to Indenture]

Consent to Supplemental Indenture No. 2 to Indenture:

ROYAL BANK OF CANADA,
as a Holder of a Series 2017-VFN Note

By:	/s/ Kevin P. Wilson
Name:	Kevin P. Wilson
Title:	Authorized Signatory

By:	/s/ Chisolm L. Coleman
Name:	Chisolm L. Coleman
Title:	Authorized Signatory
[Signature Page to Supplemental Indenture No. 2 to Indenture]

Consent to Supplemental Indenture No. 2 to Indenture:

THE TORONTO-DOMINION BANK
as a Holder of a Series 2017-VFN Note

By:	/s/ Jamie Giles
Name:	Jamie Giles
Title:	Managing Director
[Signature Page to Supplemental Indenture No. 2 to Indenture]